SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 15, 2024

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court, E., Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement

1. Convertible Notes

On March 15, 2024, AXIM Biotechnologies, Inc. (the “Company”) issued Convertible Notes, having an aggregate face value of $814,555 (the "Notes"), to (i) its independent directors for past due director fees, (ii) certain officers and contractors of the Company for past due salaries and fees for services rendered, and (iii) employees of its wholly-owned subsidiary, Sapphire Biotech, Inc. ("Sapphire"), for past due salaries.  The Notes pay annual interest at the rate of 4.25% annually which shall accrue until the maturity date of March 1, 2034 (“Maturity Date”), at which time all principal and interest accrued thereon shall be due and payable.  Two of the Notes, aggregate face value $135,625, require a 25% payment of principal on each annual anniversary of the Notes ("Version 1 Notes"). The four Notes issued to the independent directors, aggregate face value of $140,000, are convertible into common stock of the Company at a conversion price of $0.01 ("Version 2 Notes"). The remaining Notes, aggregate face value $674,555, are convertible into common stock of the Company at a conversion price of $0.02 ("Version 3 Notes"). All of the Notes are restricted from converting into the Company's common stock until the earlier of the two-year anniversary of the Notes or at any time after the six-month anniversary of the Notes if the Company's common stock closes at or above $.20 for 30 consecutive days. In addition, the Notes. may not be sold, transferred, pledged or hypothecated by the holder at any time. In total, the $814,555 aggregate face value of the Notes are convertible into 47,727,750 shares of the Company's common stock.

2. Restricted Common Stock

On March 15, 2024, the Company entered into a Stock Purchase Agreement (the "SPA") with an employee of Sapphire for the purchase of 1,100,000 restricted shares of Company common stock for a purchase price of $0.01 per share totaling $11,000. The employee paid the purchase price by accepting the shares as satisfaction of past due salary totaling $11,000.

The Company sold the securities referenced in this Item 1.01 in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing summaries of the agreements and notes do not purport to be complete and are subject to, and qualified in their entirety by reference to the agreements and notes, and attachments thereto, which are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.4 are incorporated herein by reference thereto.

Item 2.03Creation of a Direct Financial Obligation

On March 15, 2024, the Company issued unsecured convertible notes with an aggregate face value of $814,555 as more fully described in Item 1.01 above, which is incorporated by reference thereto.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit #	Description

10.1	Form of Convertible Note Purchase Agreement dated March 15, 2024

10.2	Form of Version 1 Note dated March 15, 2024

10.3	Form of Version 2 Note dated March 15, 2024

10.4	Form of Version 3 Note dated March 15, 2024

10.5	Form of Stock Purchase Agreement dated March 15, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: March 21, 2024	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer